Exhibit 16(c)
April 21, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re:  US Global Nanospace, Inc.
     File No. 000-23339

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of US Global Nanospace, Inc.
dated April 21, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP